SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 21, 2001


                             NEVER MISS A CALL, INC.
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               (Exact Name of Registrant as Specified in Charter)

             NEVADA                        0-30745               88-0426807
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  (State or Other Jurisdiction           (Commission           (IRS Employer
        of Incorporation)                 File No.)          Identification No.)


 6340 NW 5TH WAY, FORT LAUDERDALE, FLORIDA                             33309
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(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (954) 935-0821


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On February 20, 2001, pursuant to a written consent of the Board of Directors of Never Miss A Call, Inc. (the "Registrant"), the President of the Registrant informed DeVisser & Company that they were being dismissed as the independent accountant for the Registrant. DeVisser & Company was the accountant to the Registrant for the period from its inception through the date of dismissal. During the period preceding the dismissal of DeVisser & Company, there were no disagreements regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DeVisser & Company, would have caused DeVisser & Company to make reference to the subject matter of the disagreements in connection with any reports it might have issued on the financial statements of the Registrant. The Registrant requested that DeVisser & Company furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter, dated February 20, 2001, has been filed as an exhibit to this Current Report on Form 8-K.

         Effective February 20, 2001, the Company engaged Ahearn, Jasco + Company, P.A., Certified Public Accountants, as the Registrant's independent public accountants. The appointment of Ahearn, Jasco + Company, P.A. was approved by the Company's Board of Directors. Ahearn, Jasco + Company, P.A. serves as the auditors for Inter-Call-Net Teleservices, Inc. ("ICN"), which became a wholly owned subsidiary of the Registrant on January 26, 2001, pursuant to a merger. (See the Registrant's Form 8-K dated January 26, 2001, and filed February 5, 2001, which discusses this merger.)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2001

                                NEVER MISS A CALL, INC.

                                By:/s/ Scott Gershon

                                   ------------------------
                                    Name: Scott Gershon
                                    Title: President

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                                  EXHIBIT INDEX

     Exhibit
       No.                               Description
     -----                               -----------

      16 Letter dated February 20, 2001, from DeVisser & Company to the Securities and Exchange Commission.